UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2019

FULL HOUSE RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32583	13-3391527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Summerlin 1980 Festival Plaza Drive, Suite 680 Las Vegas, Nevada	89135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 221-7800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	FLL	The Nasdaq Stock Market LLC

Item 1.01    Entry into a Material Definitive Agreement.

On May 10, 2019, Full House Resorts, Inc. (the "Company") entered into a Notes Purchase Agreement (the "Purchase Agreement") under which the Company agreed to sell an additional $10 million in aggregate principal amount of its senior secured notes due 2024 (the "Notes") to "qualified institutional buyers" as defined in Rule 144A(a)(1) under the Securities Act of 1933, as amended (the "Securities Act"). The Purchase Agreement contains customary representations, warranties, conditions to closing, indemnification rights, and obligations of the parties.

The Notes were issued on the same day at a price of 99.01% of their face value pursuant to the indenture (as amended and supplemented, the "Indenture"), dated as of February 2, 2018, among the Company, the Guarantor (as named therein) and Wilmington Trust, National Association, as trustee, collateral agent and calculation agent, which Indenture governs the Company's existing senior secured notes due 2024 (the "Original Notes"), of which $100 million in aggregate principal amount was issued by the Company on February 2, 2018. The Notes have the same maturity date and interest rate as the Original Notes, and are part of the same series as the Original Notes and will be treated as a single class together with the Original Notes for all purposes under the Indenture.

Also on May 10, 2019, the Company executed the Second Amendment to Indenture dated as of May 10, 2019 (the "Amendment"). Pursuant to the Amendment, the parties agreed to amend the Indenture to: (i) increase (commencing on June 30, 2019) the amount the Company is required to redeem on each interest payment date from $250,000 to $275,000 in aggregate principal amount of the Original Notes and Notes; (ii) make a clarifying change regarding liens in Section 4.10(g); and (iii) change the Total Leverage Ratio as follows:

Four Fiscal Quarters Ending	Maximum Total Leverage Ratio
December 31, 2018	5.25 to 1.00
March 31, 2019	6.00 to 1.00
June 30, 2019	6.00 to 1.00
September 30, 2019	6.00 to 1.00
December 31, 2019	6.00 to 1.00
March 31, 2020	6.00 to 1.00
June 30, 2020	5.75 to 1.00
September 30, 2020	5.75 to 1.00
December 31, 2020	5.50 to 1.00
March 31, 2021	5.50 to 1.00
June 30, 2021	5.25 to 1.00
September 30, 2021	5.25 to 1.00
December 31, 2021	5.00 to 1.00
March 31, 2022	4.75 to 1.00
June 30, 2022	4.75 to 1.00
September 30, 2022	4.75 to 1.00
December 31, 2022	4.75 to 1.00
March 31, 2023 and the last day of each fiscal quarter thereafter	4.50 to 1.00

The Company expects to use the proceeds from this offering of the Notes to (i) provide additional liquidity for the construction of the Phase One parking garage at Bronco Billy’s Casino and Hotel and other capital expenditures; (ii) pay fees and expenses incurred in connection with the offering; and (iii) provide funds for general corporate purposes.

The Notes have not been registered under the Securities Act, and were issued pursuant to one or more exemptions from registration under Section 4(a)(2) of the Securities Act and Regulation S under the Securities Act, are subject to restrictions on transfer and will not have the benefit of any registration rights.

The foregoing descriptions of the Indenture, the Amendment, the form of Note, and the Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to Exhibits 4.1, 4.2, 4.3, 4.4 and 10.1, respectively, which are filed with, or incorporated by reference in, this Current Report on Form 8-K.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01    Other Events.

On May 13, 2019, the Company issued a press release announcing the closing of the Notes offering described in Item 1.01 above. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits
	No.	Description
4.1
Indenture, dated as of February 2, 2018, by and among Full House Resorts, Inc., Wilmington Trust, National Association and the Guarantors (as named therein) (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K (SEC File No. 1-32583) filed on February 6, 2018)

4.2
First Amendment to Indenture, dated as of June 20, 2018, by and among Full House Resorts, Inc., Wilmington Trust, National Association and the Guarantors (as named therein) (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K (SEC File No. 1-32583) filed on June 21, 2018)

	4.3*	Second Amendment to Indenture, dated as of May 10, 2019, by and among Full House Resorts, Inc., Wilmington Trust, National Association and the Guarantors (as named therein)
4.4
Form of Senior Secured Note due 2024 (included in Exhibit 4.1) (incorporated by reference to Exhibit 4.1(a) to the Company's Current Report on Form 8-K (SEC File No. 1-32583) filed on February 6, 2018)

10.1*
Notes Purchase Agreement, dated as of May 10, 2019, by and among Full House Resorts, Inc., Wilmington Trust, National Association, the Guarantors (as named therein) and the Purchasers (as named therein)

	99.1*	Press Release dated May 13, 2019
* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Full House Resorts, Inc.

Date: May 13, 2019	/s/ Lewis A. Fanger
Lewis A. Fanger, Senior Vice President, Chief Financial Officer & Treasurer